Exhibit 99.1

Optinose Reports Second Quarter 2018 Financial Results
and Recent Operational Highlights

Company reports second quarter net product sales of $1.3 million and that more than 2,600 physicians have prescribed XHANCE since launch

Conference call and webcast to be held today at 8:00 a.m. Eastern Time

YARDLEY, Pa., Aug. 14, 2018 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the quarter ended June 30, 2018, and provided recent operational highlights.

“We are making progress as a company and continue to believe that XHANCE is an importantly differentiated product that offers significant commercial opportunity,” commented CEO Peter Miller. “We are pleased with the growing body of feedback we are receiving from physicians who have prescribed XHANCE and from patients who have used the product. Improving the lives of patients is at the heart of our mission, so we are particularly happy to report that approximately 80 percent of patients who responded to a survey as part of our innovative Xperience program reported symptom relief after their first prescription for XHANCE. In addition, we are preparing to start trials to develop XHANCE as a treatment for chronic sinusitis, an indication for which there are no FDA approved products. We continue to believe that all of our efforts will lead to XHANCE becoming an integral part of the treatment landscape for CRS patients.”

Second Quarter and Recent Highlights

Commercial Update
Through July 27, 2018 more than 2,600 unique physicians have prescribed XHANCE® and approximately 12,000 prescriptions have been written by physicians for patients.

As planned, Optinose closed its early launch program, the XHANCE Xperience program, to new enrollments at the end of June 2018. The Company believes this program accelerated the ability of physicians to acquire positive patient treatment experiences and therefore has the potential to improve demand for XHANCE during the early phases of product launch. Following the end of the Xperience program Optinose introduced a new patient support program in order to encourage further patient trial and adoption of XHANCE.

Based on currently available third party data and our internal analyses, the Company estimates that approximately 76 percent of commercially insured lives are in a plan in which XHANCE is covered in a Tier 3 formulary position.

Publication of Pivotal Efficacy and Long-Term Safety Data for XHANCE
In June 2018, the Company announced that results of the Phase 3 NAVIGATE II trial and the EXHANCE-12 trial were published in peer-reviewed journals: the Journal of Allergy and Clinical Immunology1 and the International Forum of Allergy & Rhinology2, respectively.

NAVIGATE II and EXHANCE-12 were part of a comprehensive development program consisting of five clinical trials evaluating XHANCE in over 1,500 adult patients; including two randomized, double‑blinded, placebo‑controlled Phase 3 pivotal clinical trials in adults with nasal polyposis and two supportive open‑label Phase 3 clinical trials of up to one-year duration in adults with symptoms of chronic sinusitis with or without nasal polyps. Based upon the results of this program, the U.S. Food & Drug Administration (FDA) approved XHANCE for the treatment of nasal polyps in patients 18 years of age and older in September 2017.

XHANCE Development Update
In addition to XHANCE’s existing indication for nasal polyps, we plan to initiate a clinical program to seek a supplemental indication for the treatment of chronic sinusitis in the U.S. in order to broaden our market opportunity. In June 2018, the Company met with the FDA to discuss key elements of its draft clinical trial protocols and expects to initiate the clinical program in the fourth quarter of 2018.

Public Offering
In June 2018, the Company completed an underwritten public offering of 5,750,000 of its common shares at a price to the public of $22.25 per common share, including 750,000 common shares sold pursuant to the underwriters' exercise in full of their option to purchase additional common shares. The offering consisted of 2,875,000 shares sold by Optinose and 2,875,000 shares sold by certain selling stockholders, resulting in aggregate net proceeds of approximately $59.9 million to Optinose after deducting discounts, commissions and offering expenses. Optinose did not receive any proceeds from the sale of shares by the selling stockholders.

Second Quarter 2018 Financial Results

Revenue
The Company generated $1.3 million in net revenue through the sales of XHANCE in the three-month period ended June 30, 2018. Revenue for the three months ended June 30, 2018 was primarily generated through the Xperience program.

Operating expenses and net loss
For the three-month period ended June 30, 2018, research and development expenses were $2.0 million and selling, general and administrative expenses totaled $21.9 million. Net loss for the period was $24.6 million, or $0.64 per share.

Cash
The Company had cash and cash equivalents of $245.0 million as of June 30, 2018.

Corporate Guidance

Research and development
The Company expects to initiate a clinical program in pursuit of an additional indication for XHANCE for the "treatment of chronic sinusitis" in the fourth quarter of 2018.

Operating Expenses
The Company now believes that total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2018 will be in the range of $117 - $121 million (previous estimate of $119 - $125 million.)

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 8:00 a.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until August 21, 2018 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID # 8192205. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net product revenues	$1,274	$—	$2,139	$—
Cost of product sales	351	—	551	—
Gross margin	923	—	1,588	—
Operating expenses:
Research and development	2,046	4,749	3,747	8,979
Selling, general and administrative	21,860	3,588	49,871	6,661
Total operating expenses	23,906	8,337	53,618	15,640
Loss from operations	(22,983)	(8,337)	(52,030)	(15,640)
Other (income) expense:	1,598	(129)	3,124	643
Net loss	$(24,581)	$(8,208)	$(55,154)	$(16,283)
Deemed dividend	—	4,083	—	7,150
Accretion to redemption value	—	546	—	1,074
Net loss attributable to common stockholders	$(24,581)	$(12,837)	$(55,154)	$(24,507)
Net loss per share of common stock
basic	$(0.64)	$(3.16)	$(1.44)	$(6.02)
diluted	$(0.64)	$(3.16)	$(1.44)	$(6.02)
Weighted average common shares outstanding
basic	38,688,366	4,067,717	38,271,101	4,067,717
diluted	38,688,366	4,067,717	38,271,101	4,067,717

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Cash and cash equivalents	$244,990	$234,854
Other assets	14,960	6,282
Total assets	$259,950	$241,136

Total current liabilities	$23,213	$14,777
Long-term debt, net	72,138	71,863
Other liabilities	267	—
Total stockholders' equity	164,332	154,496
Total liabilities and stockholders' equity	$259,950	$241,136

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the initiation and timing of a clinical program of XHANCE for chronic sinusitis; projected Company operating expenses for 2018; the potential benefits of XHANCE, the Xperience program and the Company's other patient support programs; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the Company’s ability to successfully commercialize XHANCE; physician and patient acceptance of XHANCE; the Company’s ability to obtain adequate third-party reimbursement for XHANCE (market access); the Company's ability to successfully commercialize XHANCE without the support provided by the Xperience program and other patient support programs; market opportunities for XHANCE may be smaller than expected; uncertainties and delays relating to the initiation, enrollment and completion of clinical trials; unanticipated costs; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in our most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and we undertake no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

References
1 - Leopold DA, Elkayam D, Messina JC, Kosik-Gonzalez C, Djupesland PG, Mahmoud RA, NAVIGATE II: randomized, double-blind trial of the exhalation delivery system with fluticasone (EDS-FLU) for nasal polyposis, Journal of Allergy and Clinical Immunology (2018),
doi:10.1016/j.jaci.2018.06.010.

2 - Palmer JN, Jacobsen KW, Messina JC, Kosik-Gonzalez C, Djupesland PG, Mahmoud RA. EXHANCE-12: 1-Year Study of the exhalation delivery system with fluticasone (EDS-FLU) in chronic rhinosinusitis. Int Forum Allergy Rhinol. 2018;00:1-8.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

Optinose Media Contact
Kate Traynor, Sloane & Company
ktraynor@sloanepr.com
212.446.1871